EXHIBIT 21

                           Subsidiaries of Registrant


Subsidiaries of Registrant on December 31, 1998 included:

                                                                 PLACE OF
NAME OF SUBSIDIARY                                             INCORPORATION

Enclave Parkway Realty, Inc.                                 Delaware
Nordic Holdings, Inc.                                        Delaware
  Nordic Rail Services, Inc.                                 North Carolina
  Nordic Transportation Services, Inc.                       North Carolina
Nordic Investors, Inc.                                       Nevada
Nordic Refrigerated Services, Inc.                           North Carolina
Prescient Technologies, Inc.                                 Delaware
Sabal Corporation                                            Florida
  Sabal Real Estate Corporation                              Delaware
Sleeper Street Realty Corporation                            Delaware
Stone & Webster Development Corporation                      Delaware
  Auburn VPS General Corporation                             Delaware
  Auburn VPS Limited Corporation                             Delaware
  Stone & Webster Auburn Corporation                         Delaware
  Stone & Webster Binghamton Corporation                     Delaware
  Stone & Webster Wallingford Corporation                    Delaware
  SWL Corporation                                            Delaware
Stone & Webster Engineers and Constructors, Inc.             Delaware
  3 Executive Campus Corporation                             Delaware
  245 Summer Street Corporation                              Massachusetts
  1430 Enclave Parkway Corporation                           Delaware
  Belmont Constructors Company, Inc.                         Delaware
  DSS Engineers, Inc.                                        Florida
  Fast Supply Corporation                                    Delaware
  GSES Holding, LLC                                          New Jersey
     SC Wood, LLC                                            Delaware
  Marion Engineers and Constructors, Inc.                    Delaware
  Rockton Associates, Incorporated                           Delaware
  SAW Consulting Services, Inc.                              Delaware
  Stone & Webster Civil and Transportation Services, Inc.    Massachusetts
  Stone & Webster Construction Company, Inc.                 Delaware
  Stone & Webster Canada Limited                             Canada
     Rockton Field Services of Canada Ltd.                   Canada
  Stone & Webster Engineering Corporation                    Massachusetts
     Stone & Webster International of Mauritius Limited      Mauritius
       Stone & Webster India Private Limited                 India
  Stone & Webster Industrial Technology Corporation          Delaware
  Stone & Webster Management Consultants, Inc.               New York
      Power Technologies, Inc.                               New York
  Stone & Webster of Argentina Corporation                   Delaware
  Stone & Webster Overseas Consultants, Inc.                 Delaware
  Stone & Webster Michigan, Inc.                             Michigan
  Stone & Webster Operating Corporation                      Delaware
  Stone & Webster Overseas Group, Inc.                       Delaware
     Advanced Technologies (Cayman) Limited                  Cayman Islands
       Selective Technologies Corporation                    Delaware
     Associated Engineers & Consultants, Inc.                New York
       AEC International Projects, Inc.                      Delaware
     International Associates (Cayman) Limited               Cayman Islands
       International Engineers & Constructors, Incorporated  Delaware
     Process Engineers (Cayman) Limited                      Cayman Islands
       Projects Engineers, Incorporated                      Delaware
     Rockton Technical Services Corporation                  Delaware
     Stone & Webster Abu Dhabi (United Arab Emirates), Inc.  Delaware
     Stone & Webster Asia Corporation                        Delaware
     Stone & Webster Bharat, Incorporated                    Delaware
     Stone & Webster do Brazil Limitada                      Brazil
     Stone & Webster Dominican Republic, Incorporated        Delaware
     Stone & Webster Far East Technical Services Corp.       Delaware
     Stone & Webster Group Limited                           England
       Stone & Webster Abu Dhabi (United Arab Emirates)
         Limited                                             England
       Stone & Webster Anadolu Muhendislik Muteahhitlik
          Dis Ticaret Limited Sirketi                        Turkey
       Stone & Webster Construction Limited                  England
       Stone & Webster Engineering Limited                   England
          Stone & Webster Services Limited                   England
          Stone & Webster Services Sdn. Bhd.                 Malaysia
       Stone & Webster Engineering (Mauritius) Limited       Mauritius
       Stone & Webster Engineering and Field Services
         Limited                                             England
       Stone & Webster Management Consultants Limited        England
     Stone & Webster Indonesia Corporation                   Delaware
     Stone & Webster Inter-American Corporation              Delaware
     Stone & Webster International Corporation               Delaware
     Stone & Webster International Projects Corporation      Delaware
     Stone & Webster International Sales Corporation         U.S. Virgin Islands
     Stone & Webster Italia, Incorporated                    Delaware
     Stone & Webster Korea Corporation                       Delaware
     Stone & Webster Kuwait, Incorporated                    Delaware
     Stone & Webster Lithuania Corporation                   Delaware
     Stone & Webster of Mexico Engineering Corporation       Delaware
     Stone & Webster Middle East Engineering Services
       Corporation                                           Delaware
     Stone & Webster Pacific Corporation                     Delaware
     Stone & Webster Power Engineering Corporation           Delaware
     Stone & Webster Puerto Rico, Incorporated               Delaware
     Stone & Webster Saudi Arabia, Incorporated              Delaware
     Stone & Webster Taiwan Corporation                      Delaware
     Stone & Webster Technology Corporation                  Delaware
       Stone & Webster Technology B.V.                       Netherlands
     Stone & Webster (Thailand) Limited                      Thailand
  Stone & Webster Power Projects Corporation                 Delaware
  Stone & Webster Procurement Corporation                    Delaware
  Stone & Webster Worldwide Engineering Corporation          Delaware
Stone & Webster Oil Company, Inc.                            Texas
Summer Street Realty Corporation                             Massachusetts

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